2025

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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GSR III ACQUISITION CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXXX XX, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online general meeting, you will need your 12 digit control number to vote electronically at the general meeting. To attend the general meeting, visit: **https://www.cstproxy.com/XXXXXXXXXX**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

Please mark your votes like this **X**

(1) Business Combination Proposal — RESOLVED, as an ordinary resolution, that, assuming the Merger Proposal is authorized, approved and confirmed, the Business Combination Agreement, dated as of April 21, 2025 (as it may be amended from time to time), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, by and among GSR III, Terra Innovatum s.r.l., an Italian limited liability company (Italian Società a responsabilità limitata) ("***Terra Innovatum***") and the consummation of the transactions and reorganizations contemplated thereby (collectively, the "***Business Combination***") be authorized, approved and confirmed in all respects.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) Merger Proposal — RESOLVED, as a special resolution, that, assuming the Business Combination Proposal is authorized, approved and confirmed, the Plan of Merger in the form tabled to the Extraordinary General Meeting (a draft of which is attached to the accompanying proxy statement/prospectus as Annex B), pursuant to which (i) Terra Innovatum will cause to be formed an Italian limited liability company (Italian Società a responsabilità limitata) with the same quotaholders in the same ownership percentages as Terra Innovatum ("***New TopCo***"), (ii) Terra Innovatum will effectuate a restructuring whereby the Terra Innovatum Quotaholders will contribute 100% of their respective quotas in the capital of Terra Innovatum to New TopCo, (iii) Terra Innovatum will become a wholly owned subsidiary of New TopCo, (iv) New TopCo will convert into a Dutch public limited liability company (naamloze vennootschap) ("***PubCo***"), (v) New TopCo will establish a Cayman Island subsidiary ("***Terra MergerCo***") as a direct wholly owned subsidiary of New TopCo (vi) and Terra MergerCo will merge with and into GSR III (the "***Merger***"), with GSR III as the surviving company in the merger and, after giving effect to the Merger and the related share exchange, GSR III will become a wholly owned Subsidiary of New TopCo (New TopCo as publicly traded company hereby referred to as "PubCo") and each issued and outstanding GSR III Ordinary Share will be exchanged into one PubCo Ordinary Share, so that all the rights and obligations of GSR III will be assumed by PubCo by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands, and the consummation of the merger and the remaining transactions contemplated thereby, be authorized, approved and confirmed in all respects; and GSR III be authorized to enter into the Plan of Merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(3) RESOLVED, as an ordinary resolution, the Equity Incentive Plan in the form attached to the accompanying proxy statement/prospectus as Annex G.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(4) Adjournment Proposal — RESOLVED, as an ordinary resolution, to adjourn the General Meeting to a later date or dates (A) in order to solicit additional proxies for the purpose of obtaining GSR III shareholder approval of the transaction proposals to be voted upon at the General Meeting, (B) if as of the time for which the General Meeting is scheduled, there are insufficient Class A ordinary shares of GSR III and Class B ordinary shares of GSR III represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the General Meeting, (C) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that GSR III has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the GSR III shareholders prior to the Extraordinary General Meeting, (D) if GSR III shareholders elect to redeem an amount of Class A ordinary shares of GSR III such that the condition to the parties' obligation to consummate the Business Combination that the amount of cash available in GSR III's trust account (net of the aggregate amount of cash required to satisfy any exercise by GSR III shareholders of their right to have GSR III redeem their Class A ordinary shares in connection with the Business Combination), together with any transaction financing and less transaction expenses, be at least equal to $25,000,000 is not satisfied, or (E) as otherwise determined by the Chairman of the General Meeting in his sole discretion.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature________________________________ **Signature, if held jointly**________________________________ **Date**___________**2025.**

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Internet Availability of Proxy Materials for the General Meeting of Stockholders of GSR III Acquisition Corporation to be held on XXXXX XX, 2025

To view the 2024 Proxy Statement and to Attend the General Meeting, please go to: https://www.cstproxy.com/XXXXXXXX

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GSR III ACQUISITION CORPORATION

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated XXXXX XX, 2025, in connection with the General Meeting of stockholders (the “Stockholder Meeting”) of GSR III Acquisition Corporation to be held at 1X:XX a.m. Eastern Time on XXXXX XX, 2025, via a virtual meeting at **https://www.cstproxy.com/XXXXXXXX**, and hereby appoints Gus Garcia and Lewis Silberman , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all stock of the Company registered in the name provided, which the undersigned is entitled to vote at the General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4, AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Continued and to be marked, dated and signed on the other side)